Exhibit 99.1

GRUBHUB REPORTS RECORD FIRST QUARTER RESULTS

Grubhub generates 27% revenue growth in the first quarter

Chicago, IL – May 3, 2016 – Grubhub Inc. (NYSE: GRUB), the leading takeout marketplace, today announced financial results for the quarter ended March 31, 2016.

“We had a strong start to 2016, generating a record $713 million in gross food sales during the quarter, even with significant headwinds from weather.” said Matt Maloney, CEO. “Revenue grew 27%, driven by the continued expansion of quality restaurants through Grubhub delivery, improvements in our technology platform and the rollout of our updated Grubhub branding.”

First Quarter 2016 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three months ended March 31, 2016 as compared to the same period in 2015.

First Quarter Financial Highlights

•	Revenues: $112.2 million, a 27% year-over-year increase from $88.2 million in the first quarter of 2015.
•	Non-GAAP Adjusted EBITDA: $32.4 million, a 15% year-over-year increase from $28.3 million in the first quarter of 2015.
•	Net Income: $9.9 million, or $0.12 per diluted share, a 6% year-over-year decrease from $10.6 million, or $0.12 per diluted share, in the first quarter of 2015.
•	Non-GAAP Net Income: $17.2 million, or $0.20 per diluted share, a 15% year-over-year increase from $14.9 million, or $0.18 per diluted share.

First Quarter Key Business Metrics Highlights

•	Active Diners were 6.97 million, a 24% year-over-year increase from 5.60 million Active Diners in the first quarter of 2015.
•	Daily Average Grubs were 267,800, a 14% year-over-year increase from 234,700 Daily Average Grubs in the first quarter of 2015.
•	Gross Food Sales were $713 million, a 21% year-over-year increase from $590 million in the first quarter of 2015.

Delivery

The Company has entered into an agreement to acquire LAbite, one of the largest restaurant delivery services in the U.S. In 2015, LAbite diners ordered almost $80 million in gross food sales, with most of the volume coming from the greater Los Angeles area.

“We are excited by the acquisition of LAbite as it adds to the tremendous strides we’ve made in expanding the breadth and depth of our delivery network and boosts our presence in an important market,” noted Maloney. “With more than 5,000 restaurants now using Grubhub delivery and our total network comprised of more than 44,000 restaurants, we are making great progress towards fulfilling our goal of being the most comprehensive marketplace for takeout diners and restaurants.”

Excluding the pending acquisition of LAbite, Grubhub is now delivering annual gross food sales volume of approximately $250 million.  This compares to almost no delivery volume at the beginning of 2015.

Credit Facility

On April 29, 2016, the Company entered into a revolving credit facility.  The credit facility will be available to the Company until April 28, 2021 and provides for a commitment of $185 million and the ability to increase the line under certain conditions up to $215 million.

Second Quarter and Full Year 2016 Guidance*

Based on information available as of May 3rd, 2016, the company is providing the following financial guidance for the second quarter and full year of 2016:

	Second Quarter 2016	Full Year 2016
(in millions)
Expected revenue range	$109 - $111	$450 - $465
Expected Adjusted EBITDA range	$29 - $31	$122 - $130

*The above guidance excludes any impact from Grubhub’s pending acquisition of LAbite.  The Company will update guidance to include LAbite when the acquisition closes.

First Quarter 2016 Financial Results Conference Call: Grubhub will webcast a conference call today at 9 a.m. CT to discuss the first quarter 2016 financial results. The webcast can be accessed on the Grubhub Investor Relations website at http://investors.grubhub.com, along with the company's earnings press release and financial tables. A replay of the webcast will be available at the same website until May 17, 2016.

About Grubhub

Grubhub (NYSE: GRUB) is the nation's leading online and mobile food-ordering company. Dedicated to moving eating forward and connecting diners with the food they love from their favorite local restaurants, the company's platforms and services strive to elevate food ordering through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Grubhub is proud to work with more than 44,000 restaurant partners in over 1,000 U.S. cities and London. The Grubhub portfolio of brands includes Grubhub, Seamless, AllMenus, MenuPages, Restaurants on the Run, DiningIn and Delivered Dish.

Use of Forward Looking Statements:

This press release contains forward-looking statements regarding our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, including the expected financial performance of Grubhub following its recent acquisitions and investment in delivery. Such statements constitute “forward-looking” statements, which are subject to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and assumptions that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the matters set forth in the filings that we make with the Securities and Exchange Commission from time to time, including those set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed on February 26, 2016, which are on file with the SEC and are available on the Investor Relations section of our website at http://investors.grubhub.com/. Additional information will be set forth in our Quarterly Report on Form 10-Q that will be filed for the quarter ended March 31, 2016, which should be read in conjunction with these financial results. Please also note that forward-looking statements represent our management's beliefs and assumptions only as of the date of this press release. Except as required by law, we assume no obligation to publicly update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information, becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income adjusted to exclude acquisition and restructuring costs, income taxes, depreciation and amortization and stock-based compensation expense. Non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders exclude acquisition and restructuring costs, amortization of acquired intangible assets, stock-based compensation expense and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Schedule of Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share attributable to common stockholders.

Contacts: Anan Kashyap Corporate Finance & Investor Relations ir@grubhub.com	Sandra Glading Press press@grubhub.com

GRUBHUB INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenues	$112,240	$88,249
Costs and expenses:
Sales and marketing	28,833	24,107
Operations and support	34,987	22,701
Technology (exclusive of amortization)	10,192	7,666
General and administrative	13,589	9,101
Depreciation and amortization	7,308	6,249
Total costs and expenses	94,909	69,824
Income before provision for income taxes	17,331	18,425
Provision for income taxes	7,398	7,855
Net income attributable to common stockholders	$9,933	$10,570
Net income per share attributable to common stockholders:
Basic	$0.12	$0.13
Diluted	$0.12	$0.12
Weighted-average shares used to compute net income per share attributable to common stockholders:
Basic	84,710	82,783
Diluted	85,699	85,098

KEY OPERATING METRICS

	Three Months Ended March 31,
	2016	2015
Active Diners (000s)	6,970	5,604
Daily Average Grubs	267,800	234,700
Gross Food Sales (millions)	$712.8	$589.9

GRUBHUB INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$203,312	$169,293
Short term investments	121,129	141,448
Accounts receivable, less allowances for doubtful accounts	51,414	42,051
Prepaid expenses	3,578	3,482
Total current assets	379,433	356,274
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	24,226	19,082
OTHER ASSETS:
Other assets	3,383	3,105
Goodwill	396,220	396,220
Acquired intangible assets, net of amortization	280,772	285,567
Total other assets	680,375	684,892
TOTAL ASSETS	$1,084,034	$1,060,248
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$74,375	$64,326
Accounts payable	4,176	8,189
Accrued payroll	3,805	4,841
Taxes payable	423	426
Other accruals	15,699	11,830
Total current liabilities	98,478	89,612
LONG TERM LIABILITIES:
Deferred taxes, non-current	84,262	87,584
Other accruals	5,523	5,456
Total long term liabilities	89,785	93,040
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	8	8
Accumulated other comprehensive loss	(826)	(604)
Additional paid-in capital	767,756	759,292
Retained earnings	128,833	118,900
Total Stockholders’ Equity	$895,771	$877,596
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,084,034	$1,060,248

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$9,933	$10,570
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	1,344	1,215
Provision for doubtful accounts	443	93
Deferred taxes	(3,321)	1,219
Amortization of intangible assets	5,964	5,034
Stock-based compensation	6,901	3,007
Other	26	239
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	(9,956)	(11,862)
Prepaid expenses and other assets	(136)	255
Restaurant food liability	10,081	24,376
Accounts payable	(5,434)	(1,826)
Accrued payroll	(1,034)	(3,146)
Other accruals	3,855	1,248
Net cash provided by operating activities	18,666	30,422
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(56,227)	(37,068)
Proceeds from maturity of investments	76,615	38,060
Capitalized website and development costs	(2,331)	(1,213)
Purchases of property and equipment	(3,259)	(441)
Acquisitions of businesses, net of cash acquired	—	(55,506)
Acquisition of other intangible assets	(250)	—
Other cash flows from investing activities	(173)	—
Net cash provided by (used in) investing activities	14,375	(56,168)
CASH FLOWS FROM FINANCING ACTIVITIES
Repurchases of common stock	(9,771)	—
Proceeds from exercise of stock options	1,012	5,823
Excess tax benefits related to stock-based compensation	10,610	6,492
Taxes paid related to net settlement of stock-based compensation awards	(682)	—
Net cash provided by financing activities	1,169	12,315
Net change in cash and cash equivalents	34,210	(13,431)
Effect of exchange rates on cash	(191)	(210)
Cash and cash equivalents at beginning of year	169,293	201,796
Cash and cash equivalents at end of the period	$203,312	$188,155
SUPPLEMENTAL DISCLOSURE OF NON CASH ITEMS
Fair value of common stock issued for acquisitions	$—	$15,980

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Net income	$9,933	$10,570
Income taxes	7,398	7,855
Depreciation and amortization	7,308	6,249
EBITDA	24,639	24,674
Acquisition and restructuring costs	831	569
Stock-based compensation	6,901	3,007
Adjusted EBITDA	$32,371	$28,250

	Three Months Ended March 31,
	2016	2015
Net income	$9,933	$10,570
Stock-based compensation	6,901	3,007
Amortization of acquired intangible assets	5,045	4,115
Acquisition and restructuring costs	831	569
Income tax adjustments	(5,469)	(3,330)
Non-GAAP net income	$17,241	$14,931
Weighted-average diluted shares used to compute net income per share attributable to common stockholders	85,699	85,098
Non-GAAP net income per diluted share attributable to common stockholders	$0.20	$0.18